    As filed with the Securities and Exchange Commission on October 16, 1998

                                                        Registration No. _______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            THE LAMSON & SESSIONS CO.
             (Exact name of registrant as specified in its charter)

          Ohio                                         34-0349210
(State of incorporation)                 (I.R.S. Employer Identification Number)

                            25701 Science Park Drive
                            Cleveland, OH 44122-9803
                                 (216) 464-3400
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                                  James J. Abel
   Executive Vice President, Secretary, Treasurer and Chief Financial Officer
                            25701 Science Park Drive
                            Cleveland, OH 44122-9803
                                 (216) 464-3400
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                             -----------------------

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:[ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                          Proposed Maximum     Proposed Maximum
        Title of Securities            Amount to be        Offering Price          Aggregate                 Amount of
         to be Registered             Registered (1)          Per Share      Offering Price (2)(3)       Registration Fee
-----------------------------------  -----------------  -------------------- --------------------- ----------------------------
Common Shares                            1,800,000             $4.375             $7,875,000                  $2,324
===================================  =================  ==================== ===================== ============================

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan described herein.

(2) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, on the basis of the average of the high and low sale prices for shares of Common Stock on the New York Stock Exchange on October 12, 1998.

(3)      Estimated solely for the purpose of determining the registration fee.

================================================================================

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                            The Lamson & Sessions Co.

                                1,800,000 Shares

                        Common Stock (without par value)

         This Prospectus relates to the sale of up to 1,800,000 shares of common stock, without par value (the "Common Stock") of The Lamson and Sessions Co., an Ohio corporation (the "Company") pursuant to The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan, as amended (the "Plan").

         The Company's principal executive offices are at 25701 Science Park Drive, Cleveland, OH 44122 (Telephone (216) 464-3400).

         The Company's Common Stock is listed on the New York and Pacific Stock Exchanges.

         On October 12, 1998, the reported last sale price of the Common Stock on the New York Stock Exchange was $4.3125 per share.

 ------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
 ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

 ------------------------------------------------------------------------------


                The date of this Prospectus is October 15, 1998.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information..........................................................1
Incorporation of Certain Documents by Reference................................2
The Company....................................................................2
Use of Proceeds................................................................2
Plan of Distribution...........................................................2
General Information about the Plan.............................................2
Federal Income Tax Consequences of Transferable Stock Options..................7
Legal Matters..................................................................8
Experts  ......................................................................8

                              AVAILABLE INFORMATION

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any such reports, statements and other information that the Company files, at the SEC's Public Reference Room at 450 Fifth Street, N.W., in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company's SEC filings are also available from the New York Stock Exchange, from commercial document retrieval services and from the Internet site maintained by the SEC at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The SEC allows the Company to "incorporate by reference" the information it files with the SEC. This means that important disclosures contained in the Company's filings, although not repeated in the Prospectus, are considered to be included in this Prospectus, because the filings are listed below. Later information filed with the SEC will update and supersede the information in the documents listed below. These later filings will also be considered to be included in this Prospectus. The documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), comprise the incorporated documents:

         (1) Annual Report on Form 10-K for the fiscal year ended January 3,
1998;

         (2) Quarterly Reports on Forms 10-Q for the fiscal quarters ended April 4, 1998 and July 4, 1998;

         (3) Current Report on Form 8-K filed September 8, 1998; and

         (4) The description of the Company's Common Stock contained in the Registration Statements filed by the Company under Section 12 of the Exchange Act for purposes of registering such security thereunder, and any amendments and reports filed for purposes of updating that description.

         The Company will provide without charge to each person, including any beneficial owner, a copy of any or all of the documents incorporated by reference in this Prospectus (but not exhibits to such documents, unless the exhibits are specifically incorporated by reference in such documents). Written or telephone requests should be directed to The Lamson & Sessions Co. at its principal executive offices, 25701 Science Park Drive, Cleveland, Ohio 44122-9803, Attention: Secretary (telephone (216)464-3400).

                                   THE COMPANY

         The Company is a leading producer of thermoplastic enclosures, fittings, conduit and pipe, and wiring devices for the electrical, construction, consumer, power, communications and waste-water markets. The Company was incorporated in Ohio in 1883. Its principal executive offices are located at 25701 Science Park Drive, Cleveland, Ohio 44122-9803.

                                 USE OF PROCEEDS

         The amount of proceeds to be received by the Company upon the exercise of transferable stock options and the sale of the shares of Common Stock to which this Prospectus relates will depend upon the exercise prices of the stock options and the extent to which the options are exercised. The Company intends that the net proceeds received upon the exercise of transferable stock options will be used for general corporate purposes.

                              PLAN OF DISTRIBUTION

         The shares of Common Stock covered by this Prospectus are being offered by the Company to transferees of stock options. Stock options that may be transferred have been granted to officers and other key employees under the Plan. Certain provisions of the Plan are described in the next section, "General Information about the Plan."


                       GENERAL INFORMATION ABOUT THE PLAN

INTRODUCTION

         The Company adopted the Plan in order to encourage officers and other key employees of the Company, its subsidiaries, and its affiliates to become owners of Common Stock of the Company. Such ownership is designed to increase interest of officers and other key employees in the Company's long-term success, to provide incentive equity opportunities that are competitive with other similarly situated corporations, and to recognize the achievements of officers and other key employees.

         The Plan was approved by the shareholders of the Company on May 5, 1988. It was amended on September 22, 1988, December 20, 1990, April 24, 1992, April 26, 1996 and February 26, 1998.

         The Plan is an unfunded plan, and it does not give any participant rights that are superior to those of the Company's general creditors. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986 (the "Code").

ADMINISTRATION

         The Compensation and Organization Committee of the Board of Directors of the Company (the "Board") administers the Plan. It is composed of members of the Board, and members of the Compensation and Organization Committee are not eligible to participate in the Plan. Members of the Compensation and Organization Committee serve at the pleasure of the Board.

         The Compensation and Organization Committee is authorized to, among other matters, select which key employees and officers will participate in the Plan, and to determine the size of and the conditions and terms applicable to, the awards and grants made to these individuals. The Compensation and Organization Committee also is empowered to interpret the provisions of the Plan and the provisions of any awards or agreements under the Plan. All decisions of the Compensation and Organization Committee are final.

OPTION AGREEMENTS

         Each stock option granted under the Plan is evidenced by a stock option agreement between the participant and the Company, in such form as the Compensation and Organization Committee deems appropriate.

AWARDS UNDER THE PLAN

         Awards under the Plan may be of four types: (i) stock options, (ii) Stock Appreciation Rights attached to such options, (iii) Restricted Stock, and
(iv) Deferred Stock. Stock options are rights to purchase shares of Common Stock at a specified price. Stock Appreciation Rights are rights to receive cash and/or Common Stock in amounts equal to the difference between the related stock option price and the value of the underlying shares of Common Stock. A Restricted Stock award is a conditional award of shares of Common Stock, the vesting of which is subject to certain terms, conditions, and restrictions imposed by the Compensation and Organization Committee. A Deferred Stock award is the right to receive shares of Common Stock in one or more installments after the end of a deferral period, which right may be subject to certain conditions.

         A total of 1,800,000 shares of Common Stock (500,000 of which were approved in 1988, 650,000 of which were added in 1992 and 650,000 of which were added in 1996) are authorized for award under the Plan. If awards are made under the Plan but terminate without a distribution of shares of Common Stock being made pursuant thereto, the shares of Common Stock that were the subject of such awards will become available again for distribution under the Plan. Restricted Stock will be deemed to have been issued or transferred at the earlier of the time when such Restricted Stock is no longer subject to a substantial risk of forfeiture or when dividends are paid thereon.

         Stock Options. The Company may grant options to purchase shares of Common Stock at per share prices not less than the fair market value of the shares of Common Stock at the time the option is granted. The Company may grant stock options intended to qualify as incentive stock options, as defined in
Section 422A of the Code ("Incentive Stock Options"), or stock options not intended to so qualify ("Non-Qualified Stock Options").

         The Compensation and Organization Committee will fix the term of each stock option, and the term during which a participant may exercise the stock option. The term of an Incentive Stock Option may not exceed ten years after the date such option is granted, and the term of a Non-Qualified Stock Option may not exceed ten years and a day from the date such option is granted. Generally, a participant is not permitted to exercise a stock option until at least one year after its grant, unless the Compensation and Organization Committee determines otherwise.

         An option holder exercises a stock option by giving written notice to the Company that specifies the number of shares of Common Stock the option holder wishes to purchase and by delivering payment in full for the shares of Common Stock by certified or bank check or such other means acceptable to the Compensation and Organization Committee. The Compensation and Organization Committee may permit payment to be made by surrender of unrestricted shares of Common Stock, or in the case of Non-Qualified Stock Options, by surrender of Restricted Stock or Deferred Stock subject to an award under the Plan, valued at fair market value on the date of exercise. To the extent payment is made by delivery of Restricted Stock or Deferred Stock, the shares of Common Stock acquired by the exercise of the stock option equal in number to the number of shares of Restricted Stock or Deferred Stock surrendered on exercise will also be restricted or deferred. Upon its receipt of notice to exercise a stock option, the Compensation and Organization Committee may cashout all or part of that stock option by paying in cash or shares of Common Stock an amount equal to the excess of the fair market value of the stock subject to such option over the option price. Until an option holder exercises the stock option, the option holder enjoys none of the rights of a shareholder, such as voting rights or rights to any dividends.

         To the extent necessary to so qualify an award as an Incentive Stock Option, the aggregate fair market value of the shares of Common Stock, determined as of the time of grant, with respect to which Incentive Stock Options are exercisable for the first time by an option holder during any calendar year under the Plan as well as under any other stock option plan of the Company, or a subsidiary or parent corporation thereof, or any predecessor of any such corporation, shall not exceed $100,000. The Plan imposes no other limitations upon the number of stock options that a participant may receive.

         If a participant terminates employment because of a retirement or permanent disability, the participant may exercise the stock option, to the extent it is then exercisable (or on such accelerated basis as the Compensation and Organization Committee approves), for a maximum of three years or for such shorter period as the Compensation and Organization Committee specifies at grant, subject to the stated term of the stock option. If a participant terminates employment because of retirement or permanent disability, and then dies while the stock option is still exercisable, the stock option will be exercisable for a maximum of one year from the date of death, subject to the stated term of the stock option.

         If a participant terminates employment because of death, a stock option may be exercised, to the extent then exercisable (or on such accelerated basis as the Compensation and Organization Committee approves), for a maximum of one year from the date of death, subject to the stated term of the stock option. The Compensation and Organization Committee is permitted to extend this period up to a maximum of three years, subject to the stated term of the stock option.

         If a participant terminates employment for any reason other than death, permanent disability or retirement, the participant is permitted three months to exercise stock options that are then exercisable. However, if a participant's employment is terminated for Cause (as defined by the Plan) all stock options in the participant's name will be immediately canceled.

         Stock Appreciation Rights. In connection with the grant of a stock option, the Compensation and Organization Committee may also grant a Stock Appreciation Right, which entitles the holder to receive an amount in cash and/or shares of Common Stock, as determined by the Compensation and Organization Committee, equal to the excess of the fair market value of the shares of Common Stock covered by the Stock Appreciation Right over the option price of those shares of Common Stock.

         A holder may exercise or transfer a Stock Appreciation Right only at the times and to the extent that the holder is permitted to exercise or transfer the underlying stock option, provided that a Stock Appreciation Right may not be exercised during the first six months of its term, except in the event of death or permanent disability of the option holder. A holder exercises a Stock Appreciation Right by surrendering the underlying stock option. To the extent the stock option has been thus surrendered, it can no longer be exercised. Likewise, to the extent the underlying stock option is exercised or terminated the related Stock Appreciation Right is terminated. However, if a Stock Appreciation Right is granted with respect to less than the full number of shares of Common Stock covered by the related stock option, the Stock Appreciation Right shall not be reduced until the number of shares of Common Stock covered by the terminated or exercised stock option is less than the number of shares of Common Stock covered by the related Stock Appreciation Right, unless otherwise determined by the Compensation and Organization committee at grant.

         Restricted Stock. The Compensation and Organization Committee may award restricted shares of Common Stock which are subject to conditions specified in the Plan and to other terms and conditions that the Compensation and Organization Committee may determine, which conditions may include the attainment of performance goals. These terms and conditions may differ among participants. The Plan imposes no limitations upon the amount of Restricted Stock a participant may receive.

         Within 60 days subsequent to the award of Restricted Stock, or such shorter time as the Compensation and Organization Committee specifies at the time of award, the recipient of the award who intends to accept such award must evidence such acceptance by executing and delivering a Restricted Stock Award Agreement and paying the purchase price determined by the Compensation and Organization Committee. This agreement will contain the restrictions to which the Restricted Stock is subject. The Compensation and Organization Committee is permitted to later waive, accelerate or relax these restrictions.

         Upon the acceptance of the award of Restricted Stock, a participant will receive a stock certificate, which will bear a legend referring to the terms, conditions and restrictions applicable to the award. The Compensation and Organization Committee may require that these stock certificates be held in the custody of the Company until the restrictions on the Restricted Stock have lapsed, and may require the participant to deliver a stock power, endorsed in blank, relating to the shares of Common Stock that are the subject of the award.

         Upon the acceptance of the award of Restricted Stock, the participant will have the rights of a shareholder of the Company, including voting rights and rights to dividends, when declared. Dividends on Restricted Stock will be deferred and automatically reinvested in additional shares of Restricted Stock, unless the Compensation and Organization Committee determines otherwise.

         When the applicable restrictions have lapsed, the participant will receive unrestricted shares of Common Stock. If a participant terminates employment before the restrictions have lapsed, all shares and the purchase price, if any, for such shares will be forfeited. However, the Restricted Stock award agreement may provide otherwise, and the Compensation and Organization Committee may waive the forfeiture in the event that a participant's employment has been terminated because of death, permanent disability, retirement, or in the event of hardship or special circumstances. The Compensation and Organization Committee may not waive forfeiture if the participant's employment has been terminated for Cause (as defined in the Plan).

         Deferred Stock. The Compensation and Organization Committee may also make Deferred Stock awards. Deferred Stock may not be sold, transferred, pledged, assigned or otherwise encumbered until the deferral period expires. At the end of the deferral period, or any additional deferral periods elected by the participant and approved by the Compensation and Organization Committee, the participant shall receive the shares without the need for any payment. The Compensation and Organization Committee may impose conditions upon the right to receive the shares of Common Stock that are the subject of a Deferred Stock award, which conditions may include the attainment of specified performance goals. The terms and conditions applicable to Deferred Stock awards may differ among participants. The Plan imposes no limitations upon the amount of Deferred Stock a participant may receive.

         The recipient of Deferred Stock who intends to accept such award must evidence that acceptance by executing a Deferred Stock award agreement, the terms of which govern the award of the Deferred Stock. Amounts equal to the dividends that would have been payable on the Deferred Stock had it been outstanding shall be invested in additional Deferred Stock that will be subject to the same deferral limitations as the initial award. Until the applicable deferral period expires, the recipient of the Deferred Stock award will not have any rights as a shareholder of the Company.

         If a participant terminates employment before the end of the deferral period, all shares will be forfeited. However, the Deferred Stock award agreement may provide otherwise, and the Compensation and Organization Committee may waive forfeiture, if a participant's employment has been terminated because of death, permanent disability, retirement or in the event of hardship or special circumstances of the participant. The Compensation and Organization Committee may not waive forfeiture if a participant's employment has been terminated for Cause (as defined in the Plan).

         A participant may elect to further defer receipt of the Deferred Stock for a specified period or until a specified event occurs, subject to the Compensation and Organization Committee's approval and to any terms determined by the Compensation and Organization Committee. A participant must make such an election at least twelve months before the end of the deferral period (or the applicable deferral period with respect to any installment of such an award), subject to any exceptions granted by the Compensation and Organization Committee.

         Deferred Stock and Restricted Stock Issued in Connection with the Program. In February of 1997, the Compensation and Organization Committee adopted the Annual Executive Incentive Compensation Program (the "Program") which provides for use of Deferred Stock and Restricted Stock issued under the Plan as a payout vehicle for the Program.

         The Program was adopted to provide selected executives a competitive level of performance-based incentive compensation when the annual objectives of the Company and the individual executives are achieved. Participants in the Program are executives recommended by the Chief Executive Officer and approved by the Compensation and Organization Committee. The Program is adopted annually by the Compensation and Organization Committee and may be amended, modified or discontinued by the Compensation and Organization Committee in its discretion. The Program is administered by the Corporate Management Compensation Committee (the "Management Committee"), under the direction of the Compensation and Organization Committee.

         Prior to the beginning of each program year beginning in 1998, participants in the Program must make an election to receive payout in the form of (1) cash, (2) Deferred Stock from the Plan, or (3) a combination of the above.

         If a participant in the Program elects to receive payout in Deferred Stock, then, at the time that the Management Committee determines such executive's incentive compensation or bonus for that year, the award will be multiplied by the percentage that is to be paid in Deferred Stock under the Plan, and that dollar amount will be divided by the Fair Market Value. That number of shares of Deferred Stock will be immediately awarded. In addition, a dollar amount equal to 20% of the award that is being paid in Deferred Stock will also be divided by the Fair Market Value and such executive will be awarded that number of shares of Restricted Stock under the Plan. (Fair Market Value has the meaning set forth in the Plan as determined on the date the Management Committee makes the award.)

         Deferred Stock issued as a payout under the Program will have a deferral period of three years. The Deferred Stock award agreement will provide in accordance with Section 8(c)(iii) of the Plan that the Deferred Stock issued in connection with the Program will not be subject to risk of forfeiture. Restricted Stock issued as a payout under the Program will have a restriction period of three years and will become 100% vested at the end of such period. If a participant in the Program leaves the employment of the Company during the restriction period, for reasons other than death, disability or retirement, the Restricted Stock will be forfeited.

TRANSFERABILITY OF STOCK OPTIONS

         The Plan was amended in February 1998 to make stock options granted under the Plan transferable. Except as described in this Section, each stock option granted under the Plan to a participant is not to be transferable other than by will or the laws of descent and distribution. However, upon request by a participant to purchase shares of Common Stock upon exercise of a stock option, such shares may be issued or transferred into the names of the participant and another person jointly with rights of survivorship. Notwithstanding the foregoing, stock options are transferable, by the participant, at any time prior to the participant's death, to (i) members of the participant's immediate family, (ii) a trustee of a trust for the primary benefit of members of the participant's immediate family, or (iii) a partnership of which members of the participant's immediate family are the only partners. The purpose of this limited transferability provision is to allow participants who receive stock options to make a gift of such stock options for estate planning purposes.

         The term "immediate family" has the meaning stated in Rule 16a-1(e) of the Exchange Act. The definition of immediate family currently includes any (i) child, stepchild and grandchild, (ii) parent, step-parent and grandparent, (iii) spouse, (iv) sibling, and (v) mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law. The definition of immediate family also includes adoptive relationships.

         Transfer of stock options will be permitted only if the participant does not receive any consideration for the transfer, and the transfer is approved in advance by the Compensation and Organization Committee. The transfer of stock options shall be evidenced by an appropriate written document executed by the participant, and a copy shall be delivered to the Compensation and Organization Committee on or prior to the effective date of the transfer.

         Upon transfer of stock options to a transferee, the transferred stock options continue to be governed by and subject to the terms and limitations of the Plan and its related stock option agreement. The transferee is entitled to the same rights as the participant under the Plan and the related stock option agreement, as if no transfer had taken place.

ADDITIONAL PROVISIONS OF THE PLAN

         Adjustments. In the event of stock dividends, stock splits or other changes in the Company's capital structure, the Board may adjust the number of shares of Common Stock available under the Plan and also the size and other terms of outstanding awards and grants as may be determined to be appropriate by the Board.

         Amendments and Term. The Board may amend, alter or discontinue the Plan at any time but in doing so the Board may not impair the rights of a participant under any previous award or grant, except with the consent of that participant. Also, the Board may not, except as provided in the Plan, increase the number of shares of Common Stock reserved for grants or awards pursuant to the Plan, or change the class of employees eligible to participate in the Plan, extend the maximum option period, or materially increase the benefits under the Plan, without approval of the Company's shareholders. No award under the Plan may be made after May 5, 1998.

         Change in Control Provisions. In the event of a Change in Control or a Potential Change in Control (both as defined in the Plan) the Board or the Compensation and Organization Committee may provide that (1) Stock Appreciation Rights that have been outstanding for at least six months and any outstanding stock options are fully vested and immediately exercisable; (2) the restrictions on Restricted Stock and the deferral limitations on Deferred Stock are lifted and such shares and awards are fully vested; and (3) any or all stock options, Restricted Stock or Deferred Stock will be cashed out on the basis of the Change of Control Price (as defined in the Plan).


          FEDERAL INCOME TAX CONSEQUENCES OF TRANSFERABLE STOCK OPTIONS

         This section is not intended to be a complete statement of the Federal income tax aspects of the Plan and does not describe the possible effects of state and other income taxes or of gift, estate, inheritance and generation skipping taxes. Prior to making a transfer of a stock option, a participant or transferee should consult with his or her personal tax advisors concerning the possible Federal and state gift, estate, inheritance, and generation skipping tax consequences of such a transfer, as well as the Federal, state and local income tax consequences which are not addressed herein. The discussion of Federal income tax consequences for the participant and the transferee set forth below assumes that the transferred stock option does not have a readily ascertainable fair market value at the date of grant and that the transfer of a stock option during a participant's lifetime is made by way of gift and no consideration is received therefor.

PARTICIPANT TRANSFERORS

         A participant who transfers stock options to members of his or her immediate family, a trust for the primary benefit of members of his or her immediate family or a partnership of which the only partners are members of his or her immediate family, will not recognize income at the time of the transfer. Instead, at the time the transferee exercises the transferred stock option, the participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price. Moreover, such income will be subject to payment and withholding of income and FICA taxes. Subject to certain limitations, the Company will generally be entitled to claim a Federal income tax deduction at the same time, and in the same amount, as the participant recognizes ordinary income. In the event the transferee exercises the stock option after the death of the participant, any such ordinary income will be recognized by the participant's estate.

STOCK OPTION TRANSFEREES

         A transferee will not recognize taxable income at the time of the transfer of the stock option. As described in the preceding paragraph, the participant (or the estate of the participant, as the case may be) and not the transferee will generally recognize ordinary income at the time the transferee exercises the stock option. A transferee who chooses to exercise the stock option in whole or in part by delivery of other shares of Common Stock already owned by the transferee should consult with his or her own tax advisor concerning the tax consequences of such a transaction.

SUBSEQUENT SALE OF COMMON STOCK

         If shares of Common Stock acquired upon exercise of a transferred stock option are later sold or exchanged by the transferee, then the difference between the sales price and the transferee's tax basis for the shares will generally be taxable to the transferee as long-term or short-term capital gain or loss (if the stock is a capital asset of the transferee) depending upon whether the shares have been held for more than one year after the exercise date. If the shares have been held for over 18 months, more preferential long-term capital gains rates may apply under recently enacted tax legislation. The tax basis for the shares in the hands of the transferee would be equal to the fair market value of the shares at the time of exercise of the transferred stock option.

         BECAUSE THE TAX CONSEQUENCES TO A PARTICIPANT OR A TRANSFEREE MAY VARY DEPENDING ON HIS OR HER INDIVIDUAL CIRCUMSTANCES, EACH PARTICIPANT AND TRANSFEREE SHOULD CONSULT HIS OR HER PERSONAL TAX ADVISOR REGARDING THE FEDERAL AND ANY STATE, LOCAL OR FOREIGN TAX CONSEQUENCES TO HIM OR HER.

                                  LEGAL MATTERS

         Jones, Day, Reavis & Pogue has given its legal opinion regarding the validity of the shares of Common Stock offered by this Prospectus.

                                     EXPERTS

                  The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended January 3, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph describing that the Company changes its method of accounting for business process reengineering costs) thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:

SEC registration fee...................................................$ 2,324
Legal fees...............................................................8,000
Accounting fees and expenses.............................................4,500
Miscellaneous..............................................................500

         Total Expenses................................................$15,324

Item 15.  Indemnification of Officers and Directors.

         Section 1701.13(E) of the Ohio Revised Code empowers a corporation to indemnify persons serving as its directors and officers (or serving at the request of the corporation in such capacity for another corporation) against expenses incurred in connection with actions, suits or proceedings relating to the fact that such persons were serving as directors or officers of such corporation. Article IV of the Company's Amended Code of Regulations provides that the Company shall indemnify its directors, officers, employees and agents whose conduct meets certain standards under prescribed conditions and subject to various qualifications. Article IV of the Company's Amended Code of Regulations is set forth in Exhibit 4(b) hereto and is incorporated herein by reference. The Company maintains insurance on behalf of any person who is or was or shall become a director or officer against any loss, as defined, arising from any claim, as defined, asserted against him in any such capacity, subject to certain exclusions. In addition, the Company maintains a fiduciary liability insurance policy which is designed to cover the Company and past, present and future directors, officers, employees or trustees of the sponsor corporation or plans while such persons are acting as fiduciaries of sponsored plans.

         The Company has entered into indemnification agreements with each current director as well as each of the Company's executive officers. Such agreements provide that, to the extent permitted by Ohio law, the Company will indemnify the director or officer against all expenses, costs, liabilities and losses (including attorneys' fees, judgments, fines or settlements) incurred or suffered by the director or officer in connection with any suit in which the director or officer is a party or otherwise involved as a result of this service as a director or as an officer if his conduct giving rise to such liability meets certain prescribed standards.

Item 16.  Exhibits

         The following exhibits are either filed herewith or incorporated by reference to documents previously filed with the Securities and Exchange Commission as indicated below:

Exhibit Number                          Exhibit  Description

4(a)                       Amended Articles of Incorporation of the Company
                           (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8,
                           Registration No. 333-32875 filed with the Securities and Exchange Commission on August 5, 1997).

4(b)                       Amended Code of Regulations of the Company
                           (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended January 3, 1998).

4(c)                       The Lamson & Sessions Co. 1988 Incentive Equity
                           Performance Plan (as amended as of February 26,
                           1998).

4(d) Rights Agreement, dated as of September 8, 1998 between the Company and National City Bank, as Rights
                           Agent (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 9, 1998).

5                          Opinion of Jones, Day, Reavis & Pogue.

23(a)                      Consent of Jones, Day, Reavis & Pogue (Included in
                           Exhibit 5).

23(b)                      Consent of Ernst & Young, LLP.

24 Power of Attorney for each officer and director of the Company signing this Registration Statement.

Item 17.  Undertakings.

         (A) The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (B) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, The Lamson & Sessions Co. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 15 day of October, 1998.

                                   THE LAMSON & SESSIONS CO.



                                   /s/ James J. Abel
                                   ---------------------------------------------
                                   James J. Abel
                                   Executive Vice President, Secretary,
                                   Treasurer and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of October 15, 1998.

/s/John B. Schulze*                          Chairman of the Board, President and Chief Executive Officer
------------------------------               (Principal Executive Officer); Director
John B. Schulze


/s/James J. Abel.*                           Executive Vice President, Secretary, Treasurer and Chief
------------------------------               Financial Officer
James J. Abel                                (Principal Financial Officer)


/s/Lori L. Spencer                           Vice President and Controller
------------------------------
Lori L. Spencer

/s/James T. Bartlett*                        Director
------------------------------
James T. Bartlett

/s/Francis H. Beam, Jr.*                     Director
------------------------------
Francis H. Beam, Jr.

/s/Martin J. Cleary*                         Director
------------------------------
Martin J. Cleary

/s/William H. Coquillette*                   Director
------------------------------
William H. Coquillette

/s/John C. Dannemiller*                      Director
------------------------------
John C. Dannemiller

/s/George R. Hill*                           Director
------------------------------
George R. Hill

/s/A. Malachi Mixon, III*                    Director
------------------------------
A. Malachi Mixon, III

/s/John C. Morley*                           Director
------------------------------
John C. Morley

/s/D. Van Skilling*                          Director
------------------------------
D. Van Skilling


         *The undersigned by signing his name hereto, does sign and execute this Registration Statement on Form S-3 pursuant to a Power of Attorney executed on behalf of the above-indicated officers and directors of The Lamson & Sessions Co. and filed herewith as Exhibit 24 on behalf of The Lamson & Sessions Co. and each such person.



                                             By  /s/ James J. Abel
                                                 -------------------------------
                                                 James J. Abel, Attorney-in-fact

October 15, 1998

                                  EXHIBIT INDEX

Exhibit Number                          Exhibit  Description

4(a)                       Amended Articles of Incorporation of the Company
                           (incorporated by reference to Exhibit 4(a) to the Company's Registration Statement on Form S-8,
                           Registration No. 333-32875 filed with the Securities and Exchange Commission on August 5, 1997).

4(b)                       Amended Code of Regulations of the Company
                           (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended January 3, 1998).

4(c)                       The Lamson & Sessions Co. 1988 Incentive Equity
                           Performance Plan (as amended as of February 26,
                           1998).

4(d) Rights Agreement, dated as of September 8, 1998 between the Company and National City Bank, as Rights
                           Agent (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on September 9, 1998).

5                          Opinion of Jones, Day, Reavis & Pogue.

23(a)                      Consent of Jones, Day, Reavis & Pogue (Included in
                           Exhibit 5).

23(b)                      Consent of Ernst & Young, LLP.

24 Power of Attorney for each officer and director of the Company signing this Registration Statement.